                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: July 16, 1997



                                 NCR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       MARYLAND                      001-00395                 31-0387920
(STATE OR OTHER JURISDICTION OF     (COMMISSION            (I.R.S. EMPLOYER
INCORPORATION)                      FILE NUMBER)           IDENTIFICATION NO.)




                    1700 S. PATTERSON BLVD., DAYTON, OH 45479
                                 (937) 445-5000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

Item 5.  Other Events

       The Registrant's news release dated July 16, 1997, with respect to its financial results for the quarter ended June 30, 1997, including condensed consolidated balance sheets as of June 30, 1997, and condensed consolidated statements of operations, consolidated revenue summary, and condensed consolidated statements of cash flows for the three months and six months ended June 30, 1997, is attached and incorporated herein by reference.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   NCR Corporation

Date:    July 18, 1997             By:   /s/ JOHN L. GIERING
                                         --------------------------------------
                                         John L. Giering, Senior Vice President
                                         and Chief Financial Officer

NCR CORPORATION
INVESTOR RELATIONS DEPARTMENT
Tel: 937-445-5905
Fax: 937-445-5541

HTTP://WWW.NCR.COM

NEWS RELEASE


                   NCR REPORTS IMPROVED SECOND-QUARTER RESULTS

         DAYTON, Ohio - NCR Corporation reported a narrowed second-quarter loss of $4 million, or $.04 per share, compared to a loss of $18 million, or $.18 per share, in the year-earlier period. Revenue in the quarter declined two percent to $1.645 billion compared to $1.679 billion reported in the comparable period last year. On a local currency basis, however, revenue increased one percent. Gross margins declined in the quarter to 26.7 percent from 27.6 percent in the year-ago period.

         This quarter marked the sixth consecutive quarter of order increases on a year-over-year basis. Despite continued strength in the U. S. dollar versus major world currencies, total orders, on a reported basis, were up slightly. On a local currency basis, orders posted a mid-single-digit gain compared to last year's second quarter.

         "We are pleased with our progress, but not with our pace," said Lars Nyberg, NCR Chairman & CEO. "We have challenges in achieving our goals, but we remain optimistic that we can show growth for the full-year in orders and revenue in our core businesses; an improvement in operating income; and an improvement in per-share results."

         "Our retail and financial businesses reported sizable improvement, and expenses remained under control during the quarter as we continued to make investments in research and development and sales training. We are focused on correcting the inefficiencies and leveraging the improvements," Nyberg said.

                                     ORDERS

         Total NCR orders were up slightly compared to last year's quarter, but on a local currency basis, orders posted a mid-single-digit gain. On a product basis, retail and financial systems posted order growth in the teens. Entry-level servers and PCs also posted double-digit order growth. Professional services posted a high-single-digit gain in orders. These gains were offset by declines in orders for computer systems. On a geographic basis, low-single-digit order gains were posted in the Americas and Europe/Middle East/Africa regions. All three regions posted higher orders on a local currency basis than in the comparable period last year.
                                     REVENUE

         Worldwide revenue was up one percent on a local currency basis, but was down two percent on a reported dollar basis. On a reported basis, revenue gains in retail products of 25 percent, financial products of 13 percent and professional services of 9 percent over the year-ago period were more than offset by revenue declines in computer systems, systemedia products and customer services. Revenue increased in the Asia/Pacific region but declined in both the Americas and Europe/Middle East Africa regions from the year-ago period.

                                  GROSS MARGINS

         Gross margins for NCR products and systems improved to 29.6 percent compared to 29.2 percent in the second quarter last year. Services gross margins declined by 2.6 percentage points because of lower reported revenues against a cost structure developed to support higher revenue levels. The combined effect was a 0.9 percent drop in overall gross margins compared to a year ago.

                                    EXPENSES

         Total expenses of $458 million were up modestly from the $453 million in the comparable period last year. Selling, general and administrative expenses increased due to additional investments in the sales force while research and development expenses were flat at $96 million.

                                  INCOME TAXES

         Income tax expense in the quarter was $6 million compared to $22 million in the year-ago period. The reported tax rate in excess of the U. S. statutory rate is a function of NCR's generating taxable international profits and the inability to recognize tax benefits from domestic losses.

                                  BALANCE SHEET

         NCR ended the second quarter in a strong financial position with $1.156 billion in cash and short-term investments, debt of $92 million and total shareholders' equity of $1.430 billion.

         As of June 30, 1997, NCR employed 38,400 people worldwide, including contractors.

         NCR Corporation is a recognized world leader in data warehousing solutions; open high availability transaction processing systems; automated teller machines; scanners and point of sale terminals; service and support for transaction-based systems for the retail, financial, communications and other select markets.

                                       ###
NOTE TO INVESTORS:

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR's actual results to differ materially. -- In addition to the factors discussed in this release, other risks and uncertainties include the timely development, production or acquisition, and market acceptance of new and existing products and services; shifts in market demands; continued competitive factors and pricing pressures; short product-cycles and rapidly changing technologies; turnover of sales force and the ability to attract and retained skilled employees; tax rates; general economic and business conditions; and other factors detailed from time to time in the company's Securities and Exchange Commission reports, including the Form 10 filed in November 1996, the Form 10-K for the year ended December 31, 1996, the Form 10-Q for the quarter ended March 31, 1997, and the company's annual report to stockholders for 1996.

--The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 NCR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                 For the Periods Ended June 30
                                                                 -----------------------------
                                                            Three Months                        Six Months
                                                            ------------                        ----------
                                                       1997            1996              1997                 1996
                                                       ----            ----              ----                 ----
REVENUES
Sales                                                $   919          $   937          $ 1,633              $ 1,812
Services                                                 726              742            1,401                1,453
                                                     -------          -------          -------              -------

TOTAL REVENUES                                         1,645            1,679            3,034                3,265
Cost of sales                                            647              663            1,136                1,300
Cost of services                                         559              552            1,076                1,096
                                                     -------          -------          -------              -------

GROSS MARGIN                                             439              464              822                  869
                                                     -------          -------          -------              -------
   % of Revenue                                         26.7%            27.6%            27.1%                26.6%
Selling, general, and administrative expenses            362              356              676                  711
   % of Revenue                                         22.0%            21.2%            22.3%                21.8%
Research and development expenses                         96               97              183                  184
   % of Revenue                                          5.8%             5.8%             6.0%                 5.6%
                                                     -------          -------          -------              -------

INCOME (LOSS) FROM OPERATIONS                            (19)              11              (37)                 (26)
                                                     -------          -------          -------              -------
   % of Revenue                                         -1.2%             0.7%            -1.2%                -0.8%

Interest expense                                           4               13                6                   26
Other (income) expense, net                              (25)              (6)             (30)                  (3)
                                                     -------          -------          -------              -------

INCOME (LOSS) BEFORE INCOME TAXES                          2                4              (13)                 (49)
                                                     -------          -------          -------              -------
   % of Revenue                                          0.1%             0.2%            -0.4%                -1.5%
Income tax expense                                         6               22                7                   34
                                                     -------          -------          -------              -------
NET LOSS                                             $    (4)         $   (18)         $   (20)             $   (83)
                                                     =======          =======          =======              =======

   % of Revenue                                         -0.2%            -1.1%            -0.7%                -2.5%

NET LOSS PER COMMON SHARE                            $ (0.04)         $ (0.18)         $ (0.20)             $ (0.82)
                                                     =======          =======          =======              =======

WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING (IN MILLIONS)                     102.1            101.4            101.8                101.4
                                                     =======          =======          =======              =======

                                 NCR CORPORATION
                          CONSOLIDATED REVENUE SUMMARY
                                   (Unaudited)
                              (DOLLARS IN MILLIONS)

                                                             For the Periods Ended June 30
                                                             -----------------------------
                                                      Three Months                         Six Months
                                                      ------------                         ----------
                                                 1997              1996             1997             1996
                                                 ----              ----             ----             ----
Retail Products                            $      134        $      107        $     214        $      195
Financial Products                                278               246              449               441
Computer Products                                 259               318              504               602
PCs/Entry Level Server Products                   114               112              199               271
Systemedia                                        129               142              248               272
Customer Support Services                         531               550            1,030             1,084
Professional Services                             164               150              305               284
Data Services                                      27                30               56                64
Other                                               9                24               29                52
                                            ---------         ---------         --------         ---------
Total Revenues                              $   1,645         $   1,679         $  3,034         $   3,265
                                            =========         =========         ========         =========

                                 NCR CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)

                                                 June 30      March 31      December 31
                                                   1997          1997           1996
                                                   ----          ----           ----
                                               (Unaudited)   (Unaudited)
ASSETS
Current assets
   Cash and short-term investments                $1,156        $1,133        $1,203
   Accounts receivable, net                        1,446         1,336         1,457
   Inventories                                       517           535           439
   Other current assets                              244           257           219
                                                  ------        ------        ------
TOTAL CURRENT ASSETS                               3,363         3,261         3,318
Property, plant, and equipment, net                1,146         1,143         1,207
Other assets                                         776           763           755
                                                  ------        ------        ------
TOTAL ASSETS                                      $5,285        $5,167        $5,280
                                                  ======        ======        ======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Short-term borrowings                          $   56        $   44        $   28
   Accounts payable                                  303           314           352
   Other current liabilities                       1,581         1,584         1,587
                                                  ------        ------        ------
TOTAL CURRENT LIABILITIES                          1,940         1,942         1,967
Long-term debt                                        36            44            48
Other long-term liabilities                        1,879         1,860         1,869
                                                  ------        ------        ------
TOTAL LIABILITIES                                  3,855         3,846         3,884
TOTAL SHAREHOLDERS' EQUITY                         1,430         1,321         1,396
                                                  ------        ------        ------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $5,285        $5,167        $5,280
                                                  ======        ======        ======

                                 NCR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                              (DOLLARS IN MILLIONS)

                                                                  For the Periods Ended June 30
                                                                  -----------------------------
                                                             Three Months                  Six Months
                                                             ------------                  ----------
                                                         1997          1996            1997          1996
                                                         ----          ----            ----          ----
OPERATING ACTIVITIES
Net Loss                                                $  (4)        $ (18)        $   (20)        $ (83)
Adjustments to reconcile net loss to net
cash provided by (used in) operating activities:
   Depreciation and amortization                           94           103             186           175
Changes in operating assets and liabilities
   Receivables                                           (110)          208              11           733
   Inventories                                             18            (5)            (78)           61
   Other                                                   78          (237)            (25)         (537)
                                                        -----         -----         -------         -----
NET CASH PROVIDED BY OPERATING ACTIVITIES                  76            51              74           349

INVESTING ACTIVITIES
Short-term investments, net                               (40)           (9)           (277)          (17)
Expenditures for service parts & property,
  plant, and equipment                                   (101)         (194)           (149)         (231)
Other investing activities                                  9            25              15            18
                                                        -----         -----         -------         -----
NET CASH USED IN INVESTING ACTIVITIES                    (132)         (178)           (411)         (230)

FINANCING ACTIVITIES
Short-term borrowings, net                                 12            12              28            (6)
Long-term debt, net                                        (8)           (1)            (12)         (231)
Transfers from AT&T, net                                   --           286              --           595
Other financing activities                                 18            --              18            --
                                                        -----         -----         -------         -----
NET CASH PROVIDED BY FINANCING ACTIVITIES                  22           297              34           358

Effect of exchange rate changes on cash
 and cash equivalents                                      17             9             (21)           (7)
                                                        -----         -----         -------         -----

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS          (17)          179            (324)          470
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD          856           605           1,163           314
                                                        -----         -----         -------         -----

CASH AND CASH EQUIVALENTS AT END OF PERIOD              $ 839         $ 784         $   839         $ 784
                                                        =====         =====         =======         =====